UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2017

Appliance Recycling Centers of America, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	000-19621	41-1454591
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

175 Jackson Avenue North, Suite 102, Minneapolis, MN	55343-4565
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 930-9000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b 2 of this chapter).

Emerging growth company ☐

If any emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 30, 2017, Appliance Recycling Centers of America, Inc. (the “Company”) and ApplianceSmart, Inc. (“ApplianceSmart”), a subsidiary of the Company, entered into a Stock Purchase Agreement (the “Agreement”) with ApplianceSmart Holdings LLC (the “Purchaser”), a wholly owned subsidiary of Live Ventures Incorporated (“Live”). Pursuant to the Agreement, the Company sold to the Purchaser all of the issued and outstanding shares of capital stock (the “Stock”) of ApplianceSmart in exchange for $6,500,000. The shares of Stock were delivered into escrow and will be released to the Purchaser upon Purchaser’s receipt of third-party financing in an amount sufficient to fund the Purchase Price, and the subsequent delivery of such funds to certain third-party lenders of the Company and ApplianceSmart, all of which the parties expect to occur prior to March 31, 2018. Jon Isaac, the President and Chief Executive Officer of Live, is the CEO, Manager and sole member of Isaac Capital Group, LLC, which, as of October 6, 2017, was the beneficial owner 8.6% of the outstanding capital stock of the Company. Jon Isaac is also the son to Tony Isaac, the Chief Executive Officer of the Company and ApplianceSmart. Prior to the signing of the Agreement, the Company formed a special committee composed entirely of an independent and distinterested director to evaluate the transaction described in this Current Report on Form 8-K.

The Agreement will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Appliance Recycling Centers of America, Inc.

Date: January 5, 2018	By:	/s/ Tony Isaac
Tony Isaac Chief Executive Officer